UNITED STATESSECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

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KANGE CORP.

(Exact name of registrant as specified in its charter)

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	333-194055	EIN 33-1230169
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

848 N. Rainbow Blvd #3435 Las Vegas, Nevada, 89107

(Address of Principal Executive Offices) (Zip Code)

702 475 5537(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 08, 2015, Registrant entered into a development contract with Idap Group, LTD, a Ukrainian company. (“Software Developer”).

Under the terms of the contract, Software Developer agrees to provide mobile (pda and smartphone) application (“App”) software development to Registrant, in exchange for not more than one hundred thousand U.S. dollars ($100,000.00) from Registrant.

Delivery of the ready Software shall be performed by placing it in the App Store and Google Play by Software Developer or transmitted via the Internet.

The foregoing summary of material terms is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

When used in this Report, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends which may affect the Company’s future plans of operations, business strategy, operating results, and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements for various reasons, including those identified under Risk Factors included in our Annual Report on Form 10-K filed on April 27, 2015, as amended, and our Quarterly Report on Form 10-Q filed on June 3, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.2	Development contract with Idap Group, LTD, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANGE CORP.
By: /s/ Dmitri Brakin
Date: June 9, 2015 Title: President, Treasurer, Secretary and Director